EXHIBIT 10

                                 PROMISSORY NOTE



                                                     -----------------  --, 1997


         FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay on demand to the order of Theo W. Muller of Darien, Connecticut or his assigns, the sum of Thousand Dollars ($ ), with interest thereon at the rate of 8.5% per annum. This Promissory Note replaces and supersedes all previous Promissory Notes issued by the undersigned to Theo W. Muller.

         Interest shall be payable monthly on or before the tenth day following the end of the month. In the event payment of interest and principal is not made when due, interest on the unpaid balance shall accrue at the rate of 12% per annum.

         In the event of default, the undersigned agree to pay all reasonable attorney's fees and costs of collection.

         Each maker or endorser of this note waives presentation of payment, notice of non-payment, protest and notice of protest, and agrees to all extensions, renewals, or release, discharge or exchange of any other party or collateral without notice.

Individually                                     Quality Air, Inc.

/s/ Rick Bacchus                                   /s/ Rick Bacchus
---------------------------                      By-------------------------
    Rick Bacchus                                       Rick Bacchus, President